Exhibit 99.2

August 31, 2017

Liberty Interactive Corporation to Present at Bank of America Merrill Lynch Media, Communications & Entertainment Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) announced that Mark Carleton, CFO of Liberty Interactive Corporation, will be presenting at the Bank of America Merrill Lynch Media, Communications & Entertainment Conference on Thursday, September 7th at 1:35 p.m., P.D.T. (4:35 p.m., E.D.T.) at the Beverly Wilshire Hotel in Beverly Hills, CA.  During his presentation, Mr. Carleton may make observations regarding the company's financial performance and outlook, as well as other forward looking matters including the proposed acquisition of General Communication, Inc.  by Liberty Interactive, its combination with Liberty Ventures Group, the subsequent split-off of Liberty Interactive’s interest in the combined company and the proposed acquisition of HSN, Inc. by Liberty Interactive.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast.  An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation's subsidiaries, QVC, Inc. and zulily, llc, and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the QVC Group, including its interests in Liberty Broadband Corporation and FTD, Liberty Interactive Corporation’s subsidiary Evite, and minority interests in ILG, Lending Tree and Charter Communications.

Liberty Interactive Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Interactive Corporation